Exhibit 3.5
CERTIFICATE OF INCORPORATION
OF
CMP KC CORP.
          I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:
          FIRST: The name of the corporation (the “Corporation”) is CMP KC Corp.
          SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Now Castle County, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.
          THIRD: The purpose of the Corporation is to engage in any lawful actor activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
          FOURTH: The total number of shares which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, with a par value of $.01 per share.
          FIFTH: Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.
          SIXTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in affect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeat or modification.

          SEVENTH: Each pawn who is or was or had agreed to become a director or officer of the Corporation (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.
          EIGHTH: in furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional by-laws and may alter, amend or repeal any by-law whether adopted by them or otherwise. The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.
          NINTH: The Corporation reserves the right at any time and from time to time to amend, alto, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or

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any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.
          TENTH. The name and mailing address of the incorporator are:
Lewis W. Dickey, Jr.
3535 Piedmont Road
Building 14 — 14th Floor
Atlanta, Georgia 30305
          IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate: of Incorporation this 24th day of October, 2005.

/s/ Lewis W. Dickey, Jr.
Lewis W. Dickey, Jr., Incorporator

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